UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 25, 2015

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 25, 2015, we announced that our Board of Directors has approved a program to repurchase up to $50.0 million of our outstanding shares of common stock from time to time until June 23, 2017. The amount and timing of any repurchases will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors. The repurchases may be made on the open market, in block trades, or in privately negotiated transactions. Any shares of common stock repurchased under the program will be considered issued but not outstanding shares of our common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated June 25, 2015, entitled “Smith & Wesson Board of Directors Authorizes $50 Million Stock Repurchase Plan”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: June 25, 2015	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated June 25, 2015, entitled “Smith & Wesson Board of Directors Authorizes $50 Million Stock Repurchase Plan”